EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

1.               The undersigned are the Chief Executive Officer and the Chief Financial Officer of Crown Media Holdings, Inc. (“Crown Media Holdings”).  This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.  This Certification accompanies the 10-Q Report of Crown Media Holdings for the quarter ended June 30, 2011.

2.               We certify to our knowledge that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Crown Media Holdings.

This Certification is executed as of August 4, 2011.

/s/ WILLIAM J. ABBOTT
William J. Abbott, President and
Chief Executive Officer

/s/ ANDREW ROOKE
Andrew Rooke, Chief Financial Officer